Exhibit 99(a)
News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo is Pleased to Report Third Quarter 2020 Results;
Net Income of $14.1 Million and 6.9% Average Residential Loan Growth Year over Year

Glenville, New York – October 21, 2020

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) • TrustCo Bank Corp NY today announced third quarter 2020 net income of $14.1 million or $0.146 diluted earnings per share, and $38.6 million or $0.400 diluted earnings per share for the nine months ended September 30, 2020.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “We continue to keep a pulse on the best ways to adapt to the changing needs of our customers in light of the ongoing impact of the pandemic. Our unparalleled dedication to customer service positions us as a stable partner to our customers as they seek updated information, support and advice in a volatile time. In response to these changing needs, we made a significant investment in our online and mobile banking offerings, rolling out a completely updated experience for customers that includes real-time account alerts, secure messaging, enhanced billpay and more.  We also recently introduced ClickSwitch, an automated tool that allows new customers to change direct deposits and recurring payments in just a few minutes, creating new business opportunities for the Bank. We expect to see more activity and interest in these offerings and have an exciting plan for ongoing updates and new innovations.”

Trustco’s commitment to supporting its communities and front line workers remains steadfast. In an effort to bolster our students and schools during an unpredictable back to school period, we donated more than 450 backpacks and contributed financially to the elementary school near our newly renovated Mont Pleasant Branch. This is just one example of ways we have prioritized giving back in addition to our designated Coronavirus (“COVID-19”) Fund, donating time and financial support to front line organizations across the communities, and the COVID-19 Financial Relief Program, providing support to our borrowers experiencing economic hardships in various ways.

We also continue to closely monitor the impact of the pandemic on our business and results of operations.    As of September 30, 2020, we had 24 residential loans in deferral totaling $5 million, and 6 commercial loans in deferral totaling $2 million.  This represents 0.2% of total outstanding loans.  As of June 30, 2020, we had 668 residential loans in deferral totaling $145 million, and 90 commercial loans in deferral totaling $45 million.  This represented 4.5% of total outstanding loans.  We are encouraged to see that most of our residential and commercial borrowers who had payment deferral arrangements with us have returned to making regular loan payments.  Additionally, the Bank has funded 663 Paycheck Protection Program (“PPP”) loans totaling $46 million.

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The third quarter of 2020 saw continued loan and deposit growth. Our focus on traditional lending criteria and conservative balance sheet management has produced consistent earnings while maintaining strong liquidity and growing capital. This approach allowed us to continue to expand our business and take advantage of changes in market and competitive conditions.  As mentioned in prior quarters, the pandemic has created an uncertain future, and we believe we continue to be well-positioned to help our customers through this economic disruption and turmoil.  We also continue to hire across our locations for all levels of staff.  As we enter the fourth quarter of 2020 and beyond, management views the Bank as well-positioned to deploy its existing liquidity into our residential loan portfolio, and we will continue to closely monitor how the current market conditions change.

TrustCo saw average loans grow 6.5% in the third quarter of 2020 compared to the third quarter of 2019.  Year over year, loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances, cash flow from investments, and the growth in funding from customer deposits.  Total average deposits are up $442.3 million or 9.9% in the third quarter 2020 compared to the prior year.

Details

Average loans were up $254.6 million or 6.5% in the third quarter 2020 over the same period in 2019.  Average residential loans, our primary lending focus, were up $237.6 million, or 6.9%, in the third quarter 2020 over the same period in 2019.  Average deposits are up $442.3 million or 9.9% for the third quarter 2020 over the same period a year earlier.  The increase in deposits was the result of a $544.6 million or 18.1% increase total average core deposit accounts, which consist of interest bearing and non-interest bearing checking, savings and money market deposits, for the third quarter 2020 compared to the third quarter 2019.  Within core, checking balances were up $333.8 million or 25.4% (including interest bearing and non-interest bearing checking balances).  The increase in core deposits reflects the desire by customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.  Average time deposits decreased $102.3 million or 7.0% for the third quarter 2020 compared to the third quarter 2019.

The cost of interest bearing liabilities decreased to 0.52% in the third quarter 2020 from 0.94% in the third quarter 2019.  A significant portion of our CD portfolio repriced during the last half of 2019 and the first nine months of 2020, which resulted in lower rates due to market conditions. The net interest margin for the third quarter 2020 was 2.73%, down 31 basis points from 3.04% in the third quarter of 2019 primarily due to the decrease in market rates over the same period resulting in less interest earned on our short-term funds and variable rate loans.  Additionally, because we offered competitive shorter term rates on our time deposits in the past, we expect the cost of interest bearing liabilities to continue to decrease as time deposits reprice at lower rates.

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The Bank continued to demonstrate its ability to grow shareholders’ equity as average equity was up $35.8 million or 6.9% in the third quarter of 2020 compared to the same period in 2019.  Return on average assets and return on average equity for the third quarter 2020 were 0.98% and 10.04%, respectively, compared to 1.12% and 11.19% for the third quarter 2019.  Improving efficiencies to reduce costs continues to remain a key area of focus.  Total operating expenses decreased by $1.4 million or 5.8% in the third quarter 2020 as compared to the third quarter 2019, driven by decreases in almost all expense categories, with the exception of increases in occupancy expense and FDIC and other insurance expense.

Asset quality and loan loss reserve measures have stayed consistent.  Nonperforming loans (NPLs) were $21.8 million at September 30, 2020, compared to $21.0 million at September 30, 2019.  NPLs were 0.52% of total loans at September 30, 2020, compared to 0.53% at September 30, 2019.  The coverage ratio, or allowance for loan losses to NPLs, was 225.4% at September 30, 2020, compared to 210.9% at September 30, 2019.  Nonperforming assets (NPAs) were $22.2 million at September 30, 2020, compared to $23.4 million at September 30, 2019.  The ratio of allowance for loan losses to total loans was 1.17% as of September 30, 2020, compared to 1.11% at September 30, 2019.  The allowance for loan losses was $49.1 million at September 30, 2020, compared to $44.3 million at September 30, 2019.  The provision for loan losses increased to $1.0 million for the third quarter 2020 compared to $-0- in the same period in the prior year, primarily driven by the uncertainty in the current economic environment resulting from COVID-19.  The Bank did not adopt “FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”) as of January 1, 2020 as allowed by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  The Bank will adopt CECL as required by the CARES Act at the earlier of the termination of the National Emergency concerning COVID-19 or December 31, 2020.  Net chargeoffs for the third quarter 2020 were $21 thousand versus net chargeoffs in the third quarter 2019 of $36 thousand.  The annualized net chargeoffs ratio was 0.00% for the third quarter 2020 and 2019.

At September 30, 2020 the tangible equity to tangible asset ratio was 9.76%, compared to 10.07% at September 30, 2019.  Book value per share at September 30, 2020 was $5.81, up 7.2% compared to $5.42 a year earlier.

TrustCo Bank Corp NY is a $5.7 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at September 30, 2020.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss third quarter 2020 results will be held at 9:00 a.m. Eastern Time on October 22, 2020.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10149050.  The call will also be audio webcast at: https://services.choruscall.com/links/trst201022.html, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2020, including our expectations regarding the effects of COVID-19 on our financial results and our ability to assist our customers in addressing the effects of COVID-19, our expectations with respect to our online and mobile banking product offerings, our expectations for the repricing of our CD portfolio, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; the impact of the actions taken by governmental authorities to contain COVID-19 or address the impact of COVID-19 on the economy, and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; unanticipated effects from the Tax Cut and Jobs Act that may limit its benefits or adversely impact our business;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2020		6/30/2020		9/30/2019
Summary of operations
Net interest income (TE)	$38,166		37,681		38,644
Provision for loan losses	1,000		2,000		-
Noninterest income, excluding net gain on securities transactions	4,341		3,426		4,925
Noninterest expense	22,674		23,932		24,070
Net income	14,071		11,254		14,708

Per common share
Net income per share:
- Basic	$0.146		0.117		0.152
- Diluted	0.146		0.117		0.152
Cash dividends	0.068		0.068		0.068
Book value at period end	5.81		5.73		5.42
Market price at period end	5.22		6.33		8.15

At period end
Full time equivalent employees	771		806		823
Full service banking offices	148		148		148

Performance ratios
Return on average assets	0.98%		0.82		1.12
Return on average equity	10.04		8.21		11.19
Efficiency (1)	53.61		58.30		55.17
Net interest spread (TE)	2.63		2.69		2.88
Net interest margin (TE)	2.73		2.81		3.04
Dividend payout ratio	46.68		58.37		44.85

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.76%		9.74		10.07
Consolidated equity to assets	9.77%		9.75		10.07

Asset quality analysis at period end
Nonperforming loans to total loans	0.52		0.52		0.53
Nonperforming assets to total assets	0.39		0.40		0.45
Allowance for loan losses to total loans	1.17		1.15		1.11
Coverage ratio (3)	2.3	x	2.2	x	2.1	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	9/30/2020	9/30/2019
Summary of operations
Net interest income (TE)	$114,401	117,569
Provision (Credit) for loan losses	5,000	(41)
Net gain on securities transactions	1,155	-
Noninterest income, excluding net gain on securities transactions	11,946	14,476
Noninterest expense	70,874	73,839
Net income	38,638	43,933

Per common share
Net income per share:
- Basic	$0.400	0.454
- Diluted	0.400	0.453
Cash dividends	0.204	0.204
Book value at period end	5.81	5.42
Market price at period end	5.22	8.15

Performance ratios
Return on average assets	0.94	1.14
Return on average equity	9.38	11.56
Efficiency (1)	56.06	55.75
Net interest spread (TE)	2.74	2.98
Net interest margin (TE)	2.86	3.13
Dividend payout ratio	51.03	45.00

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net gain on securities transactions).

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Interest and dividend income:
Interest and fees on loans	$41,330	41,665	42,063	42,002	41,923
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	14	106	421	609	996
State and political subdivisions	1	2	1	2	2
Mortgage-backed securities and collateralized mortgage obligations - residential	1,319	1,527	2,113	2,334	2,178
Corporate bonds	646	488	238	295	321
Small Business Administration - guaranteed participation securities	216	229	245	253	282
Other securities	5	5	6	6	6
Total interest and dividends on securities available for sale	2,201	2,357	3,024	3,499	3,785

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	138	162	175	184	187
Total interest on held to maturity securities	138	162	175	184	187

Federal Reserve Bank and Federal Home Loan Bank stock	77	192	82	203	81

Interest on federal funds sold and other short-term investments	242	193	1,267	1,635	2,552
Total interest income	43,988	44,569	46,611	47,523	48,528

Interest expense:
Interest on deposits:
Interest-bearing checking	55	26	16	21	52
Savings	161	166	233	271	323
Money market deposit accounts	637	862	1,096	1,175	1,177
Time deposits	4,749	5,599	6,391	7,468	7,974
Interest on short-term borrowings	221	235	322	347	359
Total interest expense	5,823	6,888	8,058	9,282	9,885

Net interest income	38,165	37,681	38,553	38,241	38,643

Less: Provision for loan losses	1,000	2,000	2,000	200	-
Net interest income after provision for loan losses	37,165	35,681	36,553	38,041	38,643

Noninterest income:
Trustco Financial Services income	1,784	1,368	1,600	1,454	1,517
Fees for services to customers	2,292	1,807	2,315	2,377	2,602
Net gain on securities transactions	-	-	1,155	-	-
Other	265	251	264	284	806
Total noninterest income	4,341	3,426	5,334	4,115	4,925

Noninterest expenses:
Salaries and employee benefits	10,899	11,648	11,373	11,743	11,725
Net occupancy expense	4,277	4,385	4,306	4,399	4,094
Equipment expense	1,607	1,606	1,802	1,768	1,689
Professional services	1,311	1,182	1,481	1,449	1,507
Outsourced services	1,875	1,875	2,075	1,925	1,875
Advertising expense	305	601	488	464	494
FDIC and other insurance	660	609	294	259	282
Other real estate (income) expense, net	(115)	(32)	194	(385)	33
Other	1,855	2,058	2,255	2,269	2,371
Total noninterest expenses	22,674	23,932	24,268	23,891	24,070

Income before taxes	18,832	15,175	17,619	18,265	19,498
Income taxes	4,761	3,921	4,306	4,358	4,790

Net income	$14,071	11,254	13,313	13,907	14,708

Net income per common share:
- Basic	$0.146	0.117	0.138	0.143	0.152

- Diluted	0.146	0.117	0.138	0.143	0.152

Average basic shares (in thousands)	96,433	96,433	96,727	96,919	96,907
Average diluted shares (in thousands)	96,440	96,437	96,750	97,015	96,977

Note: Taxable equivalent net interest income	$38,166	37,681	38,554	38,243	38,644

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	9/30/2020	9/30/2019
Interest and dividend income:
Interest and fees on loans	$125,058	124,608
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	541	2,600
State and political subdivisions	4	6
Mortgage-backed securities and collateralized mortgage obligations - residential	4,959	5,885
Corporate bonds	1,372	801
Small Business Administration - guaranteed participation securities	690	868
Other securities	16	16
Total interest and dividends on securities available for sale	7,582	10,176

Interest on held to maturity securities:
Mortgage-backed securities-residential	475	613
Total interest on held to maturity securities	475	613

Federal Reserve Bank and Federal Home Loan Bank stock	351	365

Interest on federal funds sold and other short-term investments	1,702	8,843
Total interest income	135,168	144,605

Interest expense:
Interest on deposits:
Interest-bearing checking	97	267
Savings	560	1,067
Money market deposit accounts	2,595	3,122
Time deposits	16,739	21,462
Interest on short-term borrowings	778	1,121
Total interest expense	20,769	27,039

Net interest income	114,399	117,566

Less: Provision (Credit) for loan losses	5,000	(41)
Net interest income after provision for loan losses	109,399	117,607

Noninterest income:
Trustco Financial Services income	4,752	4,933
Fees for services to customers	6,414	7,733
Net gain on securities transactions	1,155	-
Other	780	1,810
Total noninterest income	13,101	14,476

Noninterest expenses:
Salaries and employee benefits	33,920	34,887
Net occupancy expense	12,968	12,267
Equipment expense	5,015	5,300
Professional services	3,974	4,725
Outsourced services	5,825	5,675
Advertising expense	1,394	2,057
FDIC and other insurance	1,563	1,528
Other real estate expense, net	47	219
Other	6,168	7,181
Total noninterest expenses	70,874	73,839

Income before taxes	51,626	58,244
Income taxes	12,988	14,311

Net income	$38,638	43,933

Net income per common share:
- Basic	$0.400	0.454

- Diluted	0.400	0.453

Average basic shares (in thousands)	96,531	96,825
Average diluted shares (in thousands)	96,542	96,897

Note: Taxable equivalent net interest income	$114,401	117,569

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
ASSETS:

Cash and due from banks	$47,703	44,726	43,362	48,198	49,526
Federal funds sold and other short term investments	908,616	908,110	492,691	408,648	401,151
Total cash and cash equivalents	956,319	952,836	536,053	456,846	450,677

Securities available for sale:
U. S. government sponsored enterprises	29,996	-	54,970	104,512	164,490
States and political subdivisions	111	111	112	162	169
Mortgage-backed securities and collateralized mortgage obligations - residential	309,768	331,469	352,067	389,517	406,166
Small Business Administration - guaranteed participation securities	44,070	45,998	46,768	48,511	50,970
Corporate bonds	70,113	54,439	48,564	30,436	40,281
Other securities	685	685	685	685	683
Total securities available for sale	454,743	432,702	503,166	573,823	662,759

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage
obligations-residential	15,094	16,633	17,720	18,618	19,705
Total held to maturity securities	15,094	16,633	17,720	18,618	19,705

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	5,506	9,183	9,183	9,183

Loans:
Commercial	231,663	231,212	195,805	199,499	192,443
Residential mortgage loans	3,724,746	3,681,898	3,627,121	3,583,774	3,508,647
Home equity line of credit	248,320	254,445	265,753	267,922	273,526
Installment loans	9,826	10,006	10,713	11,001	10,703
Loans, net of deferred net costs	4,214,555	4,177,561	4,099,392	4,062,196	3,985,319

Less: Allowance for loan losses	49,123	48,144	46,155	44,317	44,329
Net loans	4,165,432	4,129,417	4,053,237	4,017,879	3,940,990

Bank premises and equipment, net	34,417	34,042	34,428	34,622	34,168
Operating lease right-of-use assets	47,174	48,712	49,955	51,475	49,618
Other assets	57,244	57,155	52,905	58,876	55,369

Total assets	$5,735,929	5,677,003	5,256,647	5,221,322	5,222,469

LIABILITIES:
Deposits:
Demand	$635,345	612,960	480,255	463,858	453,439
Interest-bearing checking	1,024,290	1,001,592	895,254	875,672	869,101
Savings accounts	1,235,259	1,191,682	1,122,116	1,113,146	1,110,947
Money market deposit accounts	699,132	666,304	617,198	599,163	570,457
Time deposits	1,305,024	1,392,769	1,367,005	1,398,177	1,457,223
Total deposits	4,899,050	4,865,307	4,481,828	4,450,016	4,461,167

Short-term borrowings	193,455	177,278	148,090	148,666	151,095
Operating lease liabilities	52,125	53,710	54,998	56,553	54,731
Accrued expenses and other liabilities	30,771	27,287	23,546	27,830	29,313

Total liabilities	5,175,401	5,123,582	4,708,462	4,683,065	4,696,306

SHAREHOLDERS' EQUITY:
Capital stock	100,205	100,205	100,205	100,205	100,200
Surplus	176,441	176,437	176,431	176,427	176,395
Undivided profits	306,741	299,239	294,553	288,067	280,542
Accumulated other comprehensive income (loss), net of tax	11,537	11,936	11,392	4,461	(71)
Treasury stock at cost	(34,396)	(34,396)	(34,396)	(30,903)	(30,903)

Total shareholders' equity	560,528	553,421	548,185	538,257	526,163

Total liabilities and shareholders' equity	$5,735,929	5,677,003	5,256,647	5,221,322	5,222,469

Outstanding shares (in thousands)	96,433	96,433	96,433	96,922	96,917

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$491	571	630	816	888
Real estate mortgage - 1 to 4 family	19,977	20,215	18,570	18,407	18,275
Installment	49	6	24	3	13
Total non-accrual loans	20,517	20,792	19,224	19,226	19,176
Other nonperforming real estate mortgages - 1 to 4 family	25	26	27	29	30
Total nonperforming loans	20,542	20,818	19,251	19,255	19,206
Other real estate owned	423	830	1,284	1,579	2,409
Total nonperforming assets	$20,965	21,648	20,535	20,834	21,615

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,254	1,111	1,492	1,614	1,809
Installment	-	-	-	-	-
Total non-accrual loans	1,254	1,111	1,492	1,614	1,809
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,254	1,111	1,492	1,614	1,809
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,254	1,111	1,492	1,614	1,809

Total
Loans in nonaccrual status:
Commercial	$491	571	630	816	888
Real estate mortgage - 1 to 4 family	21,231	21,326	20,062	20,021	20,084
Installment	49	6	24	3	13
Total non-accrual loans	21,771	21,903	20,716	20,840	20,985
Other nonperforming real estate mortgages - 1 to 4 family	25	26	27	29	30
Total nonperforming loans	21,796	21,929	20,743	20,869	21,015
Other real estate owned	423	830	1,284	1,579	2,409
Total nonperforming assets	$22,219	22,759	22,027	22,448	23,424

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$(1)	(6)	1	(1)	(28)
Real estate mortgage - 1 to 4 family	4	(27)	140	146	39
Installment	18	44	4	67	9
Total net (recoveries) chargeoffs	$21	11	145	212	20

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	-	(2)	(1)	-
Installment	-	-	19	1	16
Total net (recoveries) chargeoffs	$-	-	17	-	16

Total
Commercial	$(1)	(6)	1	(1)	(28)
Real estate mortgage - 1 to 4 family	4	(27)	138	145	39
Installment	18	44	23	68	25
Total net (recoveries) chargeoffs	$21	11	162	212	36

Asset Quality Ratios

Total nonperforming loans (1)	$21,796	21,929	20,743	20,869	21,015
Total nonperforming assets (1)	22,219	22,759	22,027	22,448	23,424
Total net (recoveries) chargeoffs (2)	21	11	162	212	36

Allowance for loan losses (1)	49,123	48,144	46,155	44,317	44,329

Nonperforming loans to total loans	0.52%	0.52%	0.51%	0.51%	0.53%
Nonperforming assets to total assets	0.39%	0.40%	0.42%	0.43%	0.45%
Allowance for loan losses to total loans	1.17%	1.15%	1.13%	1.09%	1.11%
Coverage ratio (1)	225.4%	219.5%	222.5%	212.4%	210.9%
Annualized net chargeoffs to average loans (2)	0.00%	0.00%	0.02%	0.02%	0.00%
Allowance for loan losses to annualized net chargeoffs (2)	584.8	x	1094.2	x	71.2	x	52.3	x	307.8	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended September 30, 2020			Three months ended September 30, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$12,391	14	0.45%	$183,580	996	2.17%
Mortgage backed securities and collateralized mortgage obligations - residential	313,296	1,319	1.68	370,808	2,178	2.35
State and political subdivisions	110	2	7.90	166	3	7.23
Corporate bonds	59,555	646	4.33	40,231	321	3.19
Small Business Administration - guaranteed participation securities	43,282	216	1.99	51,988	282	2.17
Other	685	5	2.92	685	6	3.50

Total securities available for sale	429,319	2,202	2.05	647,458	3,786	2.34

Federal funds sold and other short-term Investments	938,087	242	0.10	465,251	2,552	2.19

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	15,759	138	3.52	20,197	187	3.70

Total held to maturity securities	15,759	138	3.52	20,197	187	3.70

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	77	5.59	9,183	81	3.53

Commercial loans	231,517	2,625	4.54	190,538	2,596	5.45
Residential mortgage loans	3,702,680	36,020	3.89	3,465,102	35,743	4.13
Home equity lines of credit	251,459	2,515	3.98	275,047	3,401	4.95
Installment loans	9,632	170	7.02	9,967	183	7.34

Loans, net of unearned income	4,195,288	41,330	3.94	3,940,654	41,923	4.26

Total interest earning assets	5,583,959	43,989	3.15	5,082,743	48,529	3.82

Allowance for loan losses	(48,483)			(44,448)
Cash & non-interest earning assets	201,018			188,528

Total assets	$5,736,494			$5,226,823

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,024,455	55	0.02%	$874,179	52	0.02%
Money market accounts	682,319	637	0.37	567,554	1,177	0.83
Savings	1,222,956	161	0.05	1,126,935	323	0.11
Time deposits	1,355,244	4,749	1.39	1,457,510	7,974	2.19

Total interest bearing deposits	4,284,974	5,602	0.52	4,026,178	9,526	0.95
Short-term borrowings	193,765	221	0.45	160,162	359	0.90

Total interest bearing liabilities	4,478,739	5,823	0.52	4,186,340	9,885	0.94

Demand deposits	622,313			438,789
Other liabilities	78,093			80,188
Shareholders' equity	557,349			521,506

Total liabilities and shareholders' equity	$5,736,494			$5,226,823

Net interest income, tax equivalent		38,166			38,644

Net interest spread			2.63%			2.88%

Net interest margin (net interest income to
total interest earning assets)			2.73%			3.04%

Tax equivalent adjustment		(1)			(1)

Net interest income		38,165			38,643

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands) (Unaudited)	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$42,573	541	1.69%	$166,119	2,600	2.09%
Mortgage backed securities and collateralized mortgage
obligations - residential	339,300	4,959	1.95	329,188	5,885	2.38
State and political subdivisions	111	6	7.79	167	9	7.19
Corporate bonds	46,508	1,372	3.93	33,678	801	3.17
Small Business Administration - guaranteed
participation securities	45,313	690	2.03	54,414	868	2.13
Other	685	16	3.11	685	16	3.11

Total securities available for sale	474,490	7,584	2.13	584,251	10,179	2.32

Federal funds sold and other short-term Investments	693,286	1,702	0.33	504,512	8,843	2.34

Held to maturity securities:
Mortgage backed securities and collateralized mortgage
obligations - residential	17,029	475	3.72	21,123	613	3.87

Total held to maturity securities	17,029	475	3.72	21,123	613	3.87

Federal Reserve Bank and Federal Home Loan Bank stock	7,998	351	5.85	9,104	365	5.35

Commercial loans	217,573	7,778	4.77	191,370	7,725	5.38
Residential mortgage loans	3,652,766	108,845	3.97	3,412,411	105,786	4.13
Home equity lines of credit	258,956	7,898	4.07	280,248	10,441	4.97
Installment loans	10,129	537	7.08	10,718	656	8.16

Loans, net of unearned income	4,139,424	125,058	4.03	3,894,747	124,608	4.27

Total interest earning assets	5,332,227	135,170	3.38	5,013,737	144,608	3.85

Allowance for loan losses	(46,618)			(44,744)
Cash & non-interest earning assets	196,835			180,568

Total assets	$5,482,444			$5,149,561

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$949,909	97	0.01%	$878,106	267	0.04%
Money market accounts	646,170	2,595	0.54	546,601	3,122	0.76
Savings	1,169,316	560	0.06	1,141,607	1,067	0.12
Time deposits	1,372,369	16,739	1.63	1,416,306	21,462	2.02

Total interest bearing deposits	4,137,764	19,991	0.65	3,982,620	25,918	0.87
Short-term borrowings	173,497	778	0.60	160,647	1,121	0.93

Total interest bearing liabilities	4,311,261	20,769	0.64	4,143,267	27,039	0.87

Demand deposits	543,279			418,327
Other liabilities	77,568			79,937
Shareholders' equity	550,336			508,030

Total liabilities and shareholders' equity	$5,482,444			$5,149,561

Net interest income, tax equivalent		114,401			117,569

Net interest spread			2.74%			2.98%

Net interest margin (net interest income to
total interest earning assets)			2.86%			3.13%

Tax equivalent adjustment		(2)			(3)

Net interest income		114,399			117,566

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	9/30/2020	6/30/2020	9/30/2019

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$5,735,929	5,677,003	5,222,469
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	5,735,376	5,676,450	5,221,916

Equity (GAAP)	560,528	553,421	526,163
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	559,975	552,868	525,610
Tangible Equity to Tangible Assets (Non-GAAP)	9.76%	9.74%	10.07%
Equity to Assets (GAAP)	9.77%	9.75%	10.07%

	Three months ended			Nine months ended
Efficiency Ratio	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019

Net interest income (fully taxable equivalent) (Non-GAAP)	$38,166	37,681	38,644	$114,401	117,569
Non-interest income (GAAP)	4,341	3,426	4,925	13,101	14,476
Less: Net gain on securities	-	-	-	1,155	-
Revenue used for efficiency ratio (Non-GAAP)	42,507	41,107	43,569	126,347	132,045

Total noninterest expense (GAAP)	22,674	23,932	24,070	70,874	73,839
Less: Other real estate (income) expense, net	(115)	(32)	33	47	219
Expense used for efficiency ratio (Non-GAAP)	22,789	23,964	24,037	70,827	73,620

Efficiency Ratio	53.61%	58.30%	55.17%	56.06%	55.75%

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